EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Newkirk Realty Trust, Inc.

We consent to the use in this Registration Statement on Form S-11 of our report dated August 2, 2005, relating to the consolidated financial statements of The Newkirk Master Limited Partnership appearing in this Registration Statement, and to the references to us under the headings “Experts” and “Change in Accountants” in this Registration Statement.

/s/  Imowitz Koenig & Co., LLP

New York, New York

August 5, 2005